UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

INDIA GLOBALIZATION CAPITAL, INC.

(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland 20814

(Address of principal executive offices)    (Zip Code)

(301) 983-0998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Employment Agreement

On November 18, 2021, India Globalization Capital Inc. (“IGC” or the “Company”) entered into an employment agreement with the Company’s Executive Chairman and Chief Executive Officer, Mr. Ram Mukunda (“Mr. Mukunda” or “Executive”) (the “CEO Employment Agreement”). The CEO Employment Agreement has an initial five-year term and will automatically renew for an additional 12-month term at the end of the initial five-year term and each subsequent one-year anniversary thereafter, unless terminated by the Company or Mr. Mukunda pursuant to its terms.

The CEO Employment Agreement provides for an annual base salary of $360,000, which is consistent with Mr. Mukunda’s current annual base salary and is subject to annual review by the Board. In addition, under the CEO Employment Agreement, Mr. Mukunda is eligible for an annual bonus and an annual grant of shares or options under the Employer’s 2018 Omnibus Incentive Plan, as modified or revised, (the “Plan”), and/or under shares approved by the shareholders as special grants from time to time with vesting as determined by an award agreement and the Compensation Committee and approved by the Board of the Employer. As soon as practicable after the execution of this Agreement, Mr. Mukunda shall receive an equity award consistent with the terms for the equity grant as set out by the Board and governed by the Plan and shall contain a clawback provision consistent with IGC’s Clawback Policy.

Mr. Mukunda will be entitled to participate in all executive benefit plans maintained by Employer on substantially the same terms and conditions as other executives of the Company, including at least eight (8) days paid sick leave per year, twenty (20) days paid vacation per year, and all other holiday and leave, provided, that such time off be taken in accordance with IGC’s standard time off policies applicable to all other executives. Only vacation days not used in a twelve (12) month period will accrue and carry over to subsequent years and Mr. Mukunda will be eligible for vacation leave accrual payout upon termination.

The CEO Employment Agreement also provides that the Company must reimburse Mr. Mukunda for business expenses incurred in carrying out his duties and responsibilities under the agreement. Also, the Company will provide him with an automobile, plus gas and maintenance expenses, to be used by him in connection with the performance of his duties for Employer. Monthly lease payments, for the Company, for such automobile shall not exceed $1,500. Mr. Mukunda will reimburse the Company $175 per month for personal use of the automobile. The Employer shall also provide the Executive with indemnity to the fullest extent permitted by law, reimbursement of business expenses, executive and personal assistant, domestic help, driver, cook, life insurance, health insurance, retirement benefits, deferred compensation, disability insurance, travel insurance, directors and officers insurance, and others as may be necessary from time to time.

At all times during his’s tenure as a director and/or officer of Employer, Mr. Mukunda must retain ownership of not less than 35% of the common stock he received upon first joining the board of directors and not less than 35% of any common stock he receives during his tenure on the board of directors; except that, the stock ownership requirements will not apply where he transfers stock to a personal trust or makes a gift of stock to a third-party.

Pursuant to the CEO Employment Agreement, if Mr. Mukunda resigns for “good reason” or the Company terminates Mr. Mukunda’s employment without “cause” or at the end of the term, does not “renew” the CEO Employment Agreement on substantially the same terms (in each case, as such term is defined in the CEO Employment Agreement), then the Company must pay Mr. Mukunda (i) 1.5 times the average of the total compensation, disclosed in the 10-K filed with the SEC, calculated over the previous two 10-K filings prior to termination date, with such payments to be made in eighteen equal monthly installments beginning on the first pay period following Executive’s delivery of the executed release; (ii) immediate vesting of any equity awards under the Plan that would have vested within twelve months of the termination date had Executive’s employment not terminated; (iii) provided that Executive timely elects and is eligible for COBRA coverage, reimbursement for the Executive’s cost of COBRA premiums for health insurance continuation coverage (to the extent such premiums exceed the contributory cost for the same coverage that the Employer charges active employees) for eighteen months or until his right to COBRA continuation expires, whichever is shorter. (iv) The Company shall continue, uninterruptedly, to cover the Executive with Directors and Officers insurance (D&O) coverage, consistent with the Employer’s policy and coverage of other directors, for a period of 10 years. The D&O coverage shall cover the years that the Executive served as the Chief Executive Officer of the Employer.

If Mr. Mukunda’s employment termination with “cause,” “non-renewal,” or “good reason resignation” occurs either (a) during a period of time when the Company is party to a fully executed letter of intent or a definitive corporate transaction agreement, the consummation of which would result in a “change in control” terms (in each case, as such term is defined in the CEO Employment Agreement) or (b) within twelve (12) months following the change in control, then the severance payment shall be 2.99 times instead of 1.5 times and shall be payable in a single cash lumpsum on the sixtieth day following Executive’s termination date or the delivery of the executed release and all unvested equity awards under the Plan shall vest immediately.

Executive may terminate his employment with the Company for any reason (or no reason at all) at any time by giving Employer ninety (90) days prior written notice of voluntary resignation.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement, effective as of November 18, 2021, by and between India Globalization Capital Inc. and Mr. Ram Mukunda. **
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Management contract or compensatory plan or arrangement.

** Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Dated: November 18, 2021	By:	/s/ Claudia Grimaldi
Name: Claudia Grimaldi
Title: Vice President and PFO